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                                                                    EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement on Form S-8 of Burlington Northern Santa Fe Corporation of our report dated January 16, 1995, on our audits of the consolidated financial statements and financial statement schedule of Burlington Northern Inc. and Subsidiaries as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992.



COOPERS & LYBRAND L.L.P.


Fort Worth, Texas
September 21, 1995